EXHIBIT 10.2

Bank of America, N.A. 1111 E. Main Street, Suite 1800 Richmond, VA 23219

SECURITY AGREEMENT
(ASSIGNMENT OF LIFE INSURANCE POLICY AS COLLATERAL)

February 1, 2016

1.  THE SECURITY AND ASSIGNMENT.  Hooker Furniture Corporation (“Borrower”) hereby grants to BANK OF AMERICA, N.A. (“Bank”) a security interest in and transfers and assigns to Bank the following property (“Collateral”):

(a)  each Life Insurance Policy described on the attached Schedule of Policies, and any supplementary contracts issued in connection therewith (a “Policy”);

(b)  all claims, options, privileges, rights, title and interest in and under each Policy.

This assignment and security interest is subject to all the terms and conditions of each Policy and to all superior liens, if any, which the issuer of each Policy (each, an “Insurer”) may have against such Policy.  Borrower shall deliver each original Policy to Bank promptly upon Bank's request, and shall cause Insurer to provide to Bank such acknowledgments of the assignment of the Collateral as Bank may request from time to time.

2.  THE INDEBTEDNESS.  The Collateral secures and will secure all Indebtedness of Borrower to Bank.  For purposes of this Security Agreement, “Indebtedness” means all loans and advances made by Bank under “Facility No. 3” as defined in the Amended and Restated Loan Agreement, dated as of the date of this Security Agreement, among Bank, Borrower, Bradington-Young, LLC and Sam Moore Furniture LLC (as amended or supplemented from time to time, the “Loan Agreement”).

3.  RIGHTS OF BANK.  The rights assigned to Bank under this Security Agreement include, but are not limited to, the following:

(a)  The sole right to collect from the Insurer the net proceeds of each Policy in a lump sum distribution when it becomes a claim by death or maturity;

(b)  The sole right to surrender each Policy and receive the cash surrender value thereof at any time provided by the terms of such Policy and at such other times as the Insurer of such Policy may allow;

(c)  The sole right to obtain one or more loans or advances on each Policy, either from the Insurer of such Policy or, at any time, from other persons, and to pledge or assign each Policy as security for such loans or advances;

(d)  The sole right to collect and receive all distributions or shares of surplus, dividend deposits or additions to each Policy now or hereafter made or apportioned to each Policy, and to exercise any and all options contained in each Policy with respect to the foregoing; provided, however, that unless and until Bank notifies the Insurer of such Policy in writing to the contrary, the distributions or shares of surplus, dividend deposits and additions shall continue to be distributed in accordance with the instructions in effect on the date of this Security Agreement;

(e)  The sole right to exercise all nonforfeiture rights permitted by the terms of each Policy or allowed by the Insurer of such Policy and to receive all benefits and advantages derived therefrom; and

(f)  The sole right to all unearned premiums paid in advance under each Policy.

It is provided, however, that Bank shall not exercise the rights provided above unless and until there has been an Event of Default under the Loan Agreement.

4.  RIGHTS NOT ASSIGNED.  This Security Agreement does not give Bank the right to do any of the following:

(a)  The right to collect from the Insurer of each Policy any disability benefit payable in cash that does not reduce the amount of insurance or the cash surrender value of such Policy;

(b)  The right to designate and change the beneficiary; or

(c)  The right to elect optional modes of settlement.

The exclusion of these rights from this Security Agreement shall not impair the right of Bank to surrender any Policy completely with all its incidents or impair any other right of Bank hereunder.

5.  COSTS AND EXPENSES INCURRED BY BANK.  Borrower agrees to pay or reimburse Bank immediately, without demand, for all advances, charges, costs, and expenses incurred or paid by Bank in exercising any right, power or remedy conferred by this Security Agreement, or in the enforcement of this Security Agreement.  This includes: paying any premium on a Policy, paying any amount on any loans or advances made by any Insurer on a Policy, and paying reasonable attorneys' fees and allocated costs of in-house counsel to the extent permitted by applicable law.  All such amounts shall be added to and considered to be part of the principal of the Indebtedness, and shall bear interest from the date the obligation arises at the highest rate provided in any instrument or agreement evidencing the Indebtedness.

6.  PAYMENT FROM ANY POLICY.  All sums received by Bank from any Policy, either in event of death of the person whose life is insured, the maturity or surrender of such Policy, the obtaining of a loan or advance on such Policy, or otherwise, shall be applied by Bank to the payment of the following obligations in such order or preference as Bank shall determine:

(a)  The Indebtedness (or, at the option of Bank, such sums may be held by Bank as cash collateral securing the Indebtedness);

(b)  Amounts claimed (whether or not Borrower disputes such claim) by the Insurer of such Policy to be due on Premiums on such Policy;

(c)  Amounts claimed (whether or not Borrower disputes such claim) by the Insurer of such Policy to be due on principal of and/or interest on loans or advances made by the Insurer on such Policy.

The balance of any amounts received by Bank from the Insurer of such Policy after payment of the obligations described above shall be paid by Bank to the persons determined by Bank in good faith to be entitled thereto under the terms of such Policy had this Security Agreement not been executed.

7.  CHANGE IN BENEFICIARY OR SETTLEMENT OPTION.  Upon Borrower's request and without unreasonable delay, Bank shall forward any Policy to the Insurer of such Policy for endorsement of any designation or change of beneficiary or any election of an optional mode of settlement.  Any such designation or change of beneficiary or election of a mode of settlement shall be made subject to this Security Agreement and to the rights of Bank hereunder.

8.  AUTHORIZATION TO INSURER.  Each Insurer is hereby authorized to recognize Bank's claims to rights hereunder without investigating the reason for any action taken by Bank, or the validity or the amount of the Indebtedness or the existence of any default thereunder, or the giving of any notice, or the application to be made by Bank of any amounts to be paid to Bank.  The sole signature of Bank shall be sufficient for the exercise of any rights under any Policy and the sole receipt of Bank for any sums received from the Insurer of such Policy shall be a full discharge and release therefor to such Insurer.  Checks for all or any part of the sums payable under any Policy shall be drawn to the exclusive order of Bank if, when, and in such amounts as may be, requested by Bank.

9.  PAYMENT OF PREMIUMS.  Borrower agrees to pay any and all premiums, or the principal of or interest on any loans or advances on each Policy whether or not obtained by Bank, or any other charges on each Policy.  If required by Bank, Borrower shall provide Bank with proof that premiums on each Policy have been paid within twenty (20) days from the due date of such premiums.  Bank may, but is not obligated to, pay any premiums, or the principal of or interest on any loans or advances on any Policy whether or not obtained by Bank, or any other charges on any Policy, due on such Policy in the event Borrower fails to do so.

10.  DEFAULT.   Upon the occurrence of an Event of Default under the Loan Agreement, at the option of Bank, and without the necessity of demand or notice, all or any part of the Indebtedness shall become immediately due and payable.

11.  WAIVERS AND AUTHORIZATIONS.   Borrower hereby waives any right to require Bank to proceed against any other person obligated on the Indebtedness, proceed against or exhaust any other collateral securing the Indebtedness, or pursue any remedy in Bank's power.  Borrower waives any defense arising by reason of any disability or other defense of any other person obligated on the Indebtedness, or by reason of the cessation from any cause whatsoever of the liability of any other person obligated on the Indebtedness.  Borrower authorizes Bank, without notice or demand and without affecting its obligation hereunder, from time to time to apply the proceeds of any amounts received from any other party or on account of any other security, and direct the order or manner of realization thereon, as Bank in its discretion may determine.

12.  EXERCISE OF RIGHTS BY BANK.  All authority, powers, rights and remedies granted to Bank under this Security Agreement are in addition to any other rights or remedies authorized by law and may be exercised by Bank at its sole option.  Bank shall not be obligated or liable for any failure to exercise, or for delay in the exercise of, such authority, powers and rights.  Any forbearance, delay, or failure by Bank in enforcing any right, power, or remedy hereunder shall not be deemed to be a waiver of such right, power, or remedy, and any single or partial exercise of any right, power or remedy hereunder shall not preclude the further exercise thereof; and every right, power, and remedy of Bank hereunder shall continue in full force and effect until such right, power, or remedy is specifically waived by an instrument in writing executed by Bank.  Bank shall not be required to institute any suit or legal action against any Insurer, and Bank is hereby authorized and empowered to settle and compromise any claims which may arise against any Insurer.  Upon the surrender of any Policy, Bank may accept the cash value as may be determined by the Insurer of such Policy at the time of such surrender.

13.  POWER OF ATTORNEY.  To the extent permitted by applicable law, Borrower hereby grants Bank a power of attorney, which shall be irrevocable and coupled with an interest so long as this Security Agreement is in effect, to execute papers and documents and do all things necessary to carry out the intent of this Security Agreement consistent with the other provisions hereof, either in the name of Bank or in the name of Borrower, as Bank may determine in its discretion.

14.  CONFLICTS WITH OTHER AGREEMENTS.  In the event of any conflict between the provisions of this Security Agreement and the provisions of any other agreement with respect to any Policy or Bank's security interest therein, the provisions of this Security Agreement shall prevail.  Without limiting the generality of the foregoing sentence, to the extent that any provision of any “Collateral Assignment,” defined below, is inconsistent with any provision of this Security Agreement, the provision contained in this Security Agreement will control.  To the extent possible, however, the provisions of this Security Agreement and each Collateral Assignment are intended to be interpreted to complement and supplement each other, and the absence of any provision or portion of a provision in one document shall not be deemed to be an inconsistency with the other document which contains such provisions or portion.  “Collateral Assignment” means each assignment agreement signed by the Borrower in favor of the Bank with respect to any Policy, in a form approved by the Insurer that issued that Policy.  The Borrower agrees that the filing of a Collateral Assignment with any Insurer is sufficient to provide the Insurer with notice of the assignment and security interest granted under this Security Agreement.

15.  GOVERNING LAW.  Except to the extent that any law of the United States may apply, this Agreement shall be governed and interpreted according to the laws of the Commonwealth of Virginia, without regard to any choice of law, rules or principles to the contrary.  Nothing in this paragraph shall be construed to limit or otherwise affect any rights or remedies of Bank under federal law.

Remainder of page intentionally left blank. Signature page follows.

The Borrower executed this Security Agreement as of the date first shown above, intending to create an instrument executed under seal.

Hooker Furniture Corporation

By:  /s/ Paul Huckfeldt                 (Seal)
Name: Paul Huckfeldt
Title:  CFO

Hooker Furniture Corporation
440 East Commonwealth Blvd.
Martinsville, Virginia 24112
Facsimile: 276-632-0026
Attn:  Paul A. Huckfeldt

STATE OF VIRGINIA                                                  )
 )  to-wit:
CITY/COUNTY OF MARTINSVILLE                        )

The undersigned, a Notary Public in and for the State and City/County aforesaid, certifies that Paul Huckfeldt, CFO of Hooker Furniture Corporation whose name is signed to the writing above, has this day acknowledged the same before me in my City/County aforesaid.

Given under my hand this 29th day of January, 2016.

/s/ Robert W. Sherwood
Notary Public
(Reproducible Seal)

Notary Registration Number:

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